UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2011

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

SIGNATURES

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 14, 2011, GameTech International, Inc. (the “Company”) received a written notice from the Nasdaq Stock Market indicating that the Company is not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market (Listing Rule 5450(b)(1)(A)).  Under Listing Rule 5450(b)(1)(A), companies listed on the Nasdaq Global Market are required to maintain a minimum of $10,000,000 in stockholders’ equity for continued listing.  The Company reported stockholders’ equity of $9,805,000 as of August 1, 2010 in its Form 10-Q for its third fiscal quarter of 2010.

The Company has until February 28, 2011 to either (i) provide Nasdaq with a specific plan to regain compliance or (ii) apply to transfer the Company’s securities to the Nasdaq Capital Market.  The Company intends to apply to transfer its securities to the Nasdaq Capital Market and is in the process of completing this application.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:       /s/ James Robertson
James Robertson
Vice President and General Counsel

Dated:  January 20, 2011